                                                                     EXHIBIT 8

                      [GIBSON, DUNN & CRUTCHER LETTERHEAD]

                                 March 19, 1996




WRITER'S DIRECT DIAL NUMBER                                    OUR FILE NUMBER

(213) 229-7000                                                  C 91007-03901

The Times Mirror Company
Times Mirror Square
Los Angeles, CA  90053

         Re:     The Times Mirror Company

Ladies and Gentlemen:

         We have acted as counsel to you in connection with your issuance of 1,305,000 Premium Equity Participating Securities due March 15, 2001 ("PEPS"). The terms and conditions of the PEPS are described in the Prospectus Supplement (the "Supplement") dated March 13, 1996, which supplemented the Prospectus dated February 28, 1996 included in the Registration Statement on Form S-3 (Registration No. 33-62165) filed with the Securities and Exchange Commission.

         We hereby confirm our opinion set forth under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus Supplement, and consent to the use of our name in connection therewith.

                                           Very truly yours,



                                           GIBSON, DUNN & CRUTCHER

HB/clt